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                                                                   EXHIBIT 10.17


                               NET LEASE AGREEMENT
                                       FOR
                             FREE-STANDING BUILDING
                                 (BUILD TO SUIT)

         THIS LEASE, made this 1 day of May 1994 by and between C & C General Partnership, a Florida general partnership ("Lessor"), having its principal office at _____________________, and LANCETTI COSMETICS CORPORATION, a Florida corporation ("Lessee"), whose address is ______________________________________.

                                   WITNESSETH:

         The Demised Premises are leased subject to (1) the existing state of the title thereof as of the commencement of the term of this Lease, (2) any state of facts which an accurate survey or physical inspection thereof night show, and (3) all zoning regulations and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction.

                                    ARTICLE I
                                Demised Premises

                  1.1 In consideration of the payments of rents and other charges provided for herein and the performance of the covenants hereinafter set forth, Lessor hereby leases to Lessee and Lessee hereby rents from Lessor that certain building (the "Building") to be constructed as provided herein, containing approximately 47,000 gross square feet of Floor Area, and appurtenant parking area, as shown on the preliminary site plan attached hereto as Exhibit "All (the "Demised Premises"), in Newport Center, an existing industrial park (the "Industrial Park") in Deerfield Beach, Broward County, Florida.

                                   ARTICLE II
                                  Term of Lease

                  2.1 The term of this Lease shall commence on the earlier of the following dates: a) the completion of Lessor's Work as provided herein; or
b) upon the day when Lessee opens for business, whichever event shall first occur, said date being defined herein as the "Commencement Date". The term of this Lease shall end (unless sooner terminated as hereinafter provided) at midnight on the date of the expiration of one hundred eighty (180) calendar months from the first day of the calendar month next succeeding the Commencement Date. Within thirty (30) days after the Commencement Date, the parties hereto agree to execute a rider to this Lease in the form attached hereto as Exhibit "B", stipulating as to the Commencement Date and expiration date of the term of this Lease, and the "Lease Year" for purposes hereof.

                  2.2 Lessor shall have no liability whatsoever to Lessee in the event of Lessor's failure to timely deliver possession of the Demised Premises as set forth herein, except that the Commencement Date shall be extended accordingly.
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                  2.3 In the event Lessee is not in default hereunder, Lessee shall have the right to renew the term hereof for two (2) consecutive terms of five (5) years each on the terns and conditions set forth herein. The Minimum Rent for such renewal term(s) is set forth on Schedule "All hereto. This right must be exercised, if at all, by notice received by Lessor at least one hundred eighty (180) days prior to the termination of the then expiring tern, of this Lease.

                                 ARTICLE III
       Minimum Rent, Rent Provisions, Security Deposit and Additional Rent

                  3.1 Lessee hereby covenants and agrees to pay to Lessor as the Minimum Rent for the Demised Premises the sums shown on Schedule "All hereto, payable in equal monthly installments as shown in said Schedule, all in advance, on the lst day of every calendar month during the tern hereof, without set-off, abatement, counterclaim or reduction of any nature whatsoever, except as expressly set forth herein. If Lessee's possession shall commence on a day other than the first day of the month, Lessee shall pay Minimum Rent for any fractional month equal to one-thirtieth (1/30) of the monthly Minimum Rent multiplied by the number of days of such fractional month. In the event any installment of Minimum Rent or other additional charges and/or additional rent accruing under the Lease shall become overdue, and in addition to all other remedies of Lessor hereunder, a "Late Charge" of five cents ($.05) per dollar so overdue per month nay be charged by the Lessor for the purpose of defraying the expenses incident to handling such delinquent payment. Upon the occurrence of an Event of Default hereunder, any unpaid rent hereunder shall bear interest at the highest rate allowed by law until paid.

                  3.2 SECURITY DEPOSIT: Simultaneously with the execution hereof, Lessee shall deposit with Lessor a promissory note in the amount of TWENTY-FIVE THOUSAND DOLLARS ($25,000.00) delivered to Lessor as security for the performance by Lessee of each and every term, covenant and condition of this Lease on the part of Lessee to he observed and performed.

         If any of the rents and additional rents herein reserved shall be overdue and unpaid, then Lessor may, at its option and without prejudice to any other remedy which Lessor may have on account thereof, make demand upon such security deposit in the amount necessary to compensate Lessor for the payment of the rents or other sums due from Lessee, or towards any loss, damage or expense sustained by Lessor resulting from such default on the part of Lessee; and in such event Lessor shall forthwith upon demand restore said security deposit to the original amount required hereunder. In the event Lessee shall fully and faithfully comply with all the terms, covenants and conditions of the Lease, said security deposit shall be returned to Lessee following the termination hereof in accordance with all provisions hereof. In the event any bankruptcy, insolvency, reorganization or other creditor-debtor proceedings shall be instituted by or against Lessee, or any guarantor hereunder, such security deposit shall be drawn upon as proceeds applied first to the payment of any rent and/or other charges due Lessor for all periods prior to the institution of such proceedings, and the balance, if any, may be retained by Lessor in partial liquidation of Lessor's damages. Lessor may deliver the security deposited by Lessee hereunder to the purchaser of Lessor's interest in the Demised Premises in the event that such interest is




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sold or transferred and thereupon Lessor shall be discharged and released from all further liability with respect to such deposit or the return thereof to Lessee.

                  3.3 ADDITIONAL CHARGES. In addition to the minimum Rent, all other payments to be made by Lessee hereunder shall be deemed, solely for purposes of securing the collection thereof, to be additional rent hereunder, whether or not same be designated as such, and shall be due and payable on demand or together with the next succeeding installment of Minimum Rent, whichever shall first occur; and Lessor shall have the same rights and remedies upon Lessee's failure to pay same as for the non-payment of the Minimum Rent. Lessor, at its election, shall have the right (but not the obligation) to pay for or perform any act which requires the expenditure of any sums of money by reason of the failure or neglect of Lessee to perform any of the provisions of this Lease within the grace period, if any, applicable thereto, and in the event Lessor shall at its election pay such sums or perform such acts requiring the expenditures of monies, Lessee agrees to reimburse and pay Lessor, upon demand, all such sums together with interest thereon at the maximum legal rate until paid, which shall be deemed to be additional rent hereunder and be payable to Lessee as such.

                  3.4 SALES TAX. Lessee agrees to pay to Lessor on the first day of each calendar month during the term hereof all sales, use, or excise taxes imposed or levied against any rent or other charge or payment required hereunder to be made by Lessee.

                                   ARTICLE IV
                              INTENTIONALLY DELETED

                                    ARTICLE V
                       Real Estate Taxes and Other Charges

                  5.1 Lessee agrees to pay all real estate taxes and governmental assessments levied or imposed in connection with the Demised Premises (or, in the event that such real estate taxes and/or governmental assessments are levied or imposed in connection with the Industrial Park as a whole, then Lessee shall pay its proportionate share of the same) during the term of this Lease and any renewal or extension thereof. For the purposes of this Article, the term "real estate taxes" shall include all real estate taxes, assessments, water and sewer charges, sales and/or rent taxes, special assessments, other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof which shall or may, during the Lease term, be levied, assessed, imposed, become due and payable, or lions upon, or arising in connection with, the use, occupancy or possession of or grow due or payable out of, or for the Demised Premises or any part thereof, and all costs incurred by Lessor in contesting, litigating or negotiating the same with the governmental authority. Lessee shall not protest real estate taxes to any public taxing authority without (i) at least ten (10) days prior written notice to Lessor and
(ii) providing adequate security of payment to Lessor.

                           5.1.1 Lessor agrees to pay all such real estate taxes
as quickly as practicable after receipt of final tax bills in order to obtain the maximum discount then available.



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                           5.1.2 In the event Lessee determines the real estate
tax bill for the Demised Premises to be too high, Lessee shall notify Lessor (prior to Lessor having paid such bill) and shall deposit with Lessor an amount equal to Lessee's reasonable estimate of the amount of such taxes, which shall be deposited in accordance with Florida law. The tax appeal shall be filed by Lessor, with all reasonable costs and expenses (including expert witness and attorneys' fees) paid promptly by Lessee.

                           5.1.3 In the event Lessor determines a tax appeal is
appropriate, the appeal shall be filed by Lessor, Lessee shall make the appropriate deposit as set forth above and Lessor shall pay all expenses in connection therewith.

                  5.2 Lessee shall pay to Lessor as additional rent hereunder all assessments imposed by the Industrial Park Association pursuant to the "Declaration of Covenants" for the Industrial Park, a copy of which has been delivered to Lessee.

                  5.3 Lessee agrees to pay to Lessor on the first day of each calendar month for the initial Lease Year the amount equal to one-twelfth (1/12th) of Lessor's estimate of Lessee's aggregate annual liability for real estate taxes, Newport Center assessments and insurance obtained by Lessor hereunder. For each year thereafter Lessee shall pay Lessor monthly one-twelfth (1/12th) of the amount of the Lessee's estimated tax, assessments and insurance liability based on the actual charges for the preceding calendar year. Lessor shall notify Lessee in writing of the actual amount due by Lessee for the preceding calendar year when determined. Any amount paid by Lessee which exceeds the true amount due shall be credited on the next succeeding payment due pursuant to this; Section. if Lessee has paid less than the true amount due, Lessee shall pay the difference within ten (10) days of receipt of notice from Lessor. If the term of this Lease shall begin or end other than on the first or last day of a calendar year, these charges shall be billed and adjusted on the basis of such fraction of' a calendar year.

                  5.4 Lessee shall pay all of the personal property taxes (or any successor taxes in the event the current personal property taxing system is modified) imposed on the Demised Premises.

                  5.5 As of the date hereof, the estimated charges under this
Article V total no more than $4.50 per square foot per year.

                                   ARTICLE VI
                                  Lessor's Work

                  6.1 As provided herein, Lessor shall complete "Lessor's Work" described on Exhibit 'IC" hereto.

                                 ARTICLE VII
                              Lessee's Alterations

                  7.1 Prior to the commencement of any alterations or improvements to the Demised Premises, Lessee must furnish Plans and specifications incorporating the Lessee's




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construction specifications for Lessor's prior approval. The approval by Lessor of Lessee's plans and specifications shall not constitute the assumption of any liability on the part of Lessor for their compliance or conformity with applicable building codes and the requirements of this Lease or for their security, and Lessee shall be solely responsible for such plans and specifications. In addition, the approval by Lessor of Lessee's plans and specifications shall not constitute a waiver by Lessor of the right to thereafter require Lessee to amend the same to provide for any corrections or omissions by Lessee of items required by building codes or this Lease which are later discovered by Lessor.

                  7.2 It is further understood and agreed that: 1) Lessee shall furnish to Lessor all certificates and approvals with respect to work done by Lessee or on Lessee's behalf that may be required by any authority for the issuance of a certificate of occupancy; and 2) Lessor shall have no responsibility or liability whatsoever for any loss or damage to any fixtures or equipment installed or left in the Demised Premises.

                  7.3 Lessee may provide signs, awnings, advertising matter, exterior decoration and lettering after such signage has been approved by Lessor in accordance with the signage criteria for Newport Center.

                  7.4 Any contractor, architect, engineer or designer to be used by Lessee to perform Lessee's Work must first be approved in writing by Lessor. Such approval. shall be in Lessor's sole discretion based on the candidate's financial condition and his ability to perform in a quality manner and such other criteria as Lessor may in its sole discretion adopt from time to time.

                  7.5 All of Lessee's Work shall be completed in a first-class manner consistent with the standards prevalent in the industrial Park , including the Plans and Specifications approved by Lessor. Lessee shall allow no liens or claims whatsoever to be filed in connection with such Work and shall indemnify and hold Lessor harmless from any loss, cost, damage or expense whatsoever (including court costs and attorneys, fees) arising out of or in connection with the performance of Lessee's Work. All of Lessee's Work shall be completed in compliance with all applicable laws, codes and ordinances.

                  7.6 Upon request of Lessor, Lessee shall provide evidence of its ability to fund the entire cost of Lessee's Work prior to commencement of same.

                                  ARTICLE VIII
                                 Use of Premises

                  8.1 The Demised Premises shall be occupied and used solely for the operation of a cosmetics manufacturing and warehouse facility with related uses, and for no other purposes without the Prior written consent of Lessor, which may be withheld in Lessor's sole discretion.

                  8.2 Lessee shall operate its business in the Demised Premises under the trade name of "Prestige Cosmetics".



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                  8.3 Lessee covenants and agrees not to abandon or leave
vacant the Demised Premises and to keep the same open for business; to keep the Demised Premises in a careful, safe, clean, odor free, noise free and proper manner and not permit any rubbish or refuse of any nature emanating from the Demised Premises to accumulate in the public areas; to prevent the Demised Premises from being used in any way which will injure the reputation of the same or of the Newport Center or from being used in any way which may be a nuisance, annoyance, inconvenience or damage to the Lessor and/or the other tenants or occupants of the Newport Center I including, without limiting the generality of the foregoing, noise by the playing of any musical instrument or radio or television or the use of a microphone, loud speaker, or electrical equipment which may be heard outside of the Demised Premises, or the emission of odors and/or vapors or vibrations from the Demised Premises; to comply with all applicable laws and ordinances; and to abide with the Declaration of Covenants and all rules and regulations from time to time established with respect to the operation of the Newport Center.

                  8.4 Upon the substantial completion of Lessor's Work, Lessee shall proceed with due dispatch and diligence to open its business in the Demised Premises and shall thereafter continuously, actively and diligently operate such business on the whole of the Demised Premises, in a high grade and reputable manner.

                  8.5 Lessee covenants and agrees not to use or occupy or suffer or permit the Demised Premises or any part thereof to be used or occupied for any purpose contrary to law or the rules or regulations of any public authority or the requirements of any insurance underwriters or the Declaration of Covenants.

                  8.6 Lessee shall obtain, and keep in full force and effect, all. occupational and similar licenses required with respect to its use of the Demised Premises.

                                   ARTICLE IX
                              INTENTIONALLY DELETED

                                    ARTICLE X
                              Lessee's Improvements

                  10.1 Lessee covenants and agrees not to make or permit to be made any alterations, improvements and/or additions of any kind or nature to the Demised Premises or any part thereof except by and with the prior written consent of Lessor, in accordance with Article VII hereof. When made or installed all additions shall be deemed to have attached to the freehold and to have become the property of Lessor and shall remain for the benefit of Lessor at the end of the term or other expiration of this Lease in as good order and condition as they were when installed, reasonable wear and tear excepted; provided, however, if, within thirty (30) days prior to the termination of this Lease, Lessor so directs, Lessee shall promptly remove the additions, improvements, fixtures and installations which were placed in the Demised Premises and which are designated in said notice and repair any damage occasioned by such removal and in default thereof Lessor may effect said removals and repairs at Lessee's expense. In the event of making such alterations, improvements and/or additions as herein provided, Lessee further agrees to indemnify and save harmless the Lessor from all expenses, liens, claims or damages to



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either persons or property arising out of or resulting from the undertaking or making of said alterations, additions and improvements.

                                   ARTICLE XI
            Maintenance of Demised Premises, Indemnity and Insurance

                  MAINTENANCE

                           11.1.1 After completion of Lessor's Work and the
issuance of the building certificate of occupancy, Lessor shall not be responsible to make any other improvements or repairs of any kind, in or upon the Demised Premises. This Lease shall be "triple net" and "care-free" to Lessor.

                           11.1.2 Lessee covenants and agrees to keep and
maintain in good order, condition and repair and/or replace, if necessary, the Demised Premises and every part thereof, foreseen and unforeseen,, including, but not limited to, structure, foundation and roof and the exterior and interior portions of all doors, door checks, security gates, windows, glass, utilities, facilities, plumbing and sewage facilities within the Demised Premises or under the floor slab, including free flow up to the main sewer line, fixtures, heating, air-conditioning, including exterior in mechanical equipment, exterior utility facility and exterior electrical- equipment serving the Demised Premises, and interior walls, floors and ceilings, including compliance with applicable building codes relative to fire extinguishers and the Americans with Disabilities Act of 1990, as amended from time to time. if Lessee refuses or neglects to commence or complete repairs promptly and adequately, Lessor may, but shall not be required, to make or complete said repairs and Lessee shall pay the cost thereof to Lessor upon demand, together with interest at the maximum legal rate from date advanced until paid.

                           11.1.3 Lessee shall maintain, at its expense, a
contract with a licensed pest control company for the control of insects and vermin. Lessee shall maintain, and annually renew, a bond for termite damage. Any required tenting or subterranean treatment shall be promptly undertaken and completed at the expense of Lessee.

                           11.1.4 Lessee shall maintain, at its expense, a
contract with a licensed and bonded landscaping company. Lessee shall maintain the irrigation system and all landscaping shall be maintained in good appearance in accordance with all requirements of the Industrial Park.

                           11.1.5 Lessee shall maintain the parking lot shown on
Exhibit "A", and all exterior lighting, in good and sightly condition and repair.

                           11.1.6 Lessee shall be responsible for all painting,
interior and exterior, including all trim. Lessee shall maintain the exterior of the building in a first-class manner consistent with the standards of the Industrial Park.




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                           11.1.7 Lessee shall maintain and annually renew a
maintenance contract for the air conditioning system and shall keep same in good order and repair. Any repairs thereto, or replacements thereof, shall be the sole responsibility of Lessee.

                  INDEMNITY

                           11.2.1 Lessee hereby agrees to defend, pay, indemnify
and save free and harmless Lessor, from and against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees anti judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including attorneys' fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the Demised Premises or occasioned wholly or in part through the use and occupancy of the Demised Premises or any improvements therein or appurtenances thereto, or by any act or omission of Lessee or any subtenant, concessionaire or invitee of Lessee, or their respective employees, tenants, contractors or invitees in, upon, at or from the Demised Premises or its appurtenances or any common areas of the Industrial Park.

                           11.2.2 Lessee and all those claiming by, through or
under Lessee shall store their property in and shall occupy and use the Demised Premises and any improvements therein and appurtenances thereto at their own risk and expense and all those claiming by, through or under Lessee hereby release Lessor, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof.

                           11.2.3 Lessor shall not be responsible or liable at
any time to Lessee, for any loss of life, bodily or personal injury, or damage to property or business, or for business interruption, that may be occasioned by or through the acts, omissions or negligence of any other persons, or any other tenants or occupants of any portion of the Newport Center.

                           11.2.4 Lessor shall not be responsible or liable at
any time for any defects, latent or otherwise, in the Demised Premises and/or any other improvements in the industrial Park or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall they be responsible or liable at any tine for loss of life, or injury or damage to any person or to any property or business of Lessee, or those claiming by, through, or under Lessee, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up of water, steam, gas or sewage, in any part of the Demised Premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of any buildings or improvements in the Demised Premises, or any of the equipment, fixtures, machinery, appliances or apparatus therein.

                           11.2.5 Lessee shall give prompt notice to Lessor in
case of fire or other casualty or accidents in the Demised premises, of any defects therein or in any of its fixtures, machinery or equipment.



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                           11.2.6 In case Lessor, without fault on its part,
shall be made a party to any litigation commenced by a third party or against Lessee by a third party, then Lessee shall indemnify and hold Lessor harmless therefrom and shall pay Lessor all costs and expenses including reasonable attorneys, fees, which Lessor may sustain by reason thereof.

                  INSURANCE

                           11.3.1 Lessor, at Lessee's expense, will obtain and
maintain at all times until termination of this Lease and surrender of the Demised Premises to Lessor, a primary policy of insurance covering the Demised Premises and providing the insurance protection to Lessor described in this Section. Lessor will retain in its possession the original policy and all endorsements, renewal certificates and new policies, if any, issued during the Term, but will provide Lessee upon request certificates evidencing the existence of the policy. Lessee agrees to pay the premiums for such insurance as additional rent within thirty (30) days after Lessor delivers personally or mails an invoice therefor to Lessee. Lessee acknowledges that the payment of the premiums is Lessee's responsibility, and Lessor will not be required to have paid the premiums prior to invoicing the Lessee.

                           11.3.2 The liability coverage under the primary
policy will name Lessor and Lessor's mortgagee, only, as insured parties, and will provide comprehensive general public liability insurance coverage against claims for or arising out of bodily injury, death or property damage, occurring in, an or about the Demised Premises or property in, on or about the streets, sidewalks or properties adjacent to the Demised Premises. The limits of coverage will be, if dual limits are provided, initially, not less than Two Million Dollars ($2,000,000.00) with respect to injury or death of a single person, not less than Two Million Dollars ($2,000,00.00) with respect to any one occurrence and not less than One Million ($1,000,000.00) with respect to any one occurrence of property damage, or, in the alternative, a single limit policy in the amount of Two Million Dollars ($2,000,000.00), and thereafter in such reasonably appropriate increased amounts as may be determined by Lessor or Lessor's mortgagee; provided, however, that the amount of coverage will not be increased more frequently than at one (1) year intervals.

                           11.3.3 The primary policy will insure the
Improvements, as defined above (but not any personal property, fixtures or equipment of Lessee), for full replacement cost against loss by fire, with standard extended risk coverage, vandalism, malicious mischief, sprinkler leakage and all other risk perils. The named insured will be Lessor and Lessor's mortgagee, only.

                           11.3.4 The primary policy also will provide loss of
rents coverage sufficient, as reasonably determined by Lessor, to cover the net rental and all other charges which are the obligation of Lessee under this Lease for a twelve-month period from the date of any loss or casualty.

                           11.3.5 In addition to the above, and not by way of
substitution therefor, Lessee shall obtain, at its own expense, a general public, liability insurance policy, including blanket contractual coverage, which shall name Lessor and Lessor's mortgagee as additional insureds. The policy shall contain cross-liability endorsements, and shall have the sane limits of coverage as set forth in Section 11.3.2 as changed or amended from time to time Such policy



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shall be issued by an insurance company having an A.M. Best Company rating of not less than "A". The policy procured by Lessee under this Subsection must provide for at least thirty (30) days written notice to Lessor of any cancellation. At Lessor's option, either a certificate of insurance or the original policy will be delivered by Lessee to Lessor prior to the effective date thereof, together with receipts evidencing payment of the premiums. Lessee will deliver certificates of renewal for such policies to Lessor at least thirty
(30) days prior to the expiration dates thereof. The insurance provided by Lessee under this Subsection may be in the form of a blanket insurance policy covering other properties as well as the Demised Premises; provided, however, that any such policy or policies of blanket insurance must specify therein, or Lessee must furnish Lessor with a written statement from the insurers under such policy or policies specifying, the amount of the total insurance allocated to the Demised Premises, which amount will not he less than the amounts required by Subsection 11.3.2 hereof; provided, however, that any such policy or policies of blanket insurance must, as to the Demised Premises, otherwise comply as to endorsements and coverage with the other provisions of this Subsection.

                           11.3.6 Except with respect to the insurance
required hereof, neither Lessor nor Lessee may take out separate insurance concurrent in form or contributing in the event of loss with that required under this Section unless Lessor and Lessee are included therein as the insured payable as provided in this Lease. Each party will notify the other immediately of the placing of any such separate insurance.

                           11.3.7 If Lessee fails to provide all or any of the
insurance required hereof or subsequently fails to maintain such insurance in accordance with the requirements thereof, Lessor may (but will not be required to) procure or renew such insurance, and any amounts paid by Lessor for such insurance will be additional rent, due and payable, on or before the next Rent Day, together with late charges and interest as provided in Section 3.1.

                           11.3.8 If Lessor's mortgagee under any first mortgage
on the Demised Premises at any time requires, pursuant to the terms of the mortgage, that payment of insurance premiums be made from an escrowed fund, Lessor will so notify Lessee. In such event, Lessee will not directly pay the insurance premiums, hut instead will pay to Lessor, as additional rent, the amounts which Lessor must pay into the escrowed fund on account of such premiums, If the actual premiums, when due, exceed the total payments from time to tire made by Lessee into the escrowed fund, Lessee, upon demand, will pay any deficiency to Lessor. If the payments made by Lessee under this Subsection over the Term exceed the amount of premiums paid from such fund, Lessor will refund the excess to Lessee at the expiration of the Term or at the time such excess is refunded by the mortgagee to Lessor, whichever occurs first.

                           11.3.9 Neither Lessor nor Lessee shall be liable (by
way of subrogation or otherwise) to any other party (or any insurance accompanying insuring another party) for any loss or damage to any : ,property covered by insurance, even though such loss or damage might have been caused by the negligence of Lessor or Lessee, or their respective agents, employees, invitees or guests. This provision shall be in effect only so long as the applicable insurance policies provide that this waiver shall not effect the right of the insured to recover under such policies, and each party shall use its best efforts (including payment of additional premiums, if


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


necessary) to have its insurance policies contain the standard waiver of subrogation clause. In the event Lessor's or Lessee's insurance carrier declines to accept a standard waiver of subrogation clause, Lessor or Lessee as the case may be, shall promptly notify the other party, in which event the other party, hall not be required to have its insurance policies contain such waiver of subrogation clause and this clause shall be null and void.

                           11.3.10 Lessee shall not carry any stock of goods or
do anything in or about the Demised Premises (other than the purposes set forth in Section 8.1 hereof) which in any way is likely to increase the insurance rates on the Demised Premises and the building of which they are a part.

                                   ARTICLE XII
                                  Common Areas

                  12.1 The Common Areas of Newport Center are required to be maintained by the Association in accordance with the Declaration of Covenants. Lessee shall comply with all rules and regulations of the Association and all provisions of the Declaration with respect to the use thereof.

                                ARTICLE XIII XIII
                            Mechanics Liens or Claims

                  13.1 Lessee shall do all things necessary to prevent the filing of any mechanic's or other liens against the Demised Premises and/or Newport Center by reason of any work, labor, services or materials performed or supplied or claimed to have been performed or supplied to Lessee, or anyone holding the Demised Premises, or any part thereof, through or under Lessee. If any such lien shall at any time be filed, Lessee shall either cause the same to be vacated and cancelled of record within thirty (30) days after the date Lessee receives notice of the filing thereof, or, if Lessee in good faith determines that such lien should be contested, Lessee shall furnish such security, as surety bond or otherwise, as may be necessary or be prescribed by law to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest. If Lessee shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Lessor resulting from such default by Lessee, :Lessor may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security in such manner as may be permitted or prescribed by law. Lessee shall repay to Lessor, as additional rent hereunder on demand, all sums disbursed or deposited by Lessor pursuant to the foregoing provisions of this Section, including Lessor's cost and expense of attorneys' fees incurred in connection therewith. Nothing set forth herein shall be construed to authorize Lessee's materialmen, contractors or suppliers to place a lien encumbering Lessor's interest in the Demised Premises.

                                   ARTICLE XIV
                                   Destruction

                  14.1 It is understood and agreed that if the Demised
Premises arc! damaged or destroyed, in whole or in part, by fire or other casualty during the Term, the Lessor will repair and restore the Demised Premises to good leasable condition as expeditiously as practicable. The obligation of Lessor hereunder shall be limited to reconstructing the Demised Premises in accordance with the initial plans and specifications for the construction of the Demised Premises. In no event s hall Lessor be required to repair or replace Lessee's merchandise, trade fixtures, furnishings or equipment
c)r any alterations or additions to the Demised Premises accomplished by or on behalf of the Lessee . The rent and all other charges which are the obligation of Lessee under this Lease will abate, if and to the extent covered by loss of rents insurance proceeds, for the period the Demised Premises are unleasable.

                  14.2 Except for the abatement of the Minimum Rent hereinabove set forth, Lessee shall not be entitled to and hereby waives all claims against Lessor for any compensation or damage for loss of use of the whole or any part of the Demised Premises and/or for any inconvenience or annoyance occasioned by any such damage, destruction, repair or restoration.

                                   ARTICLE XV
                           Access to Demised Premises

                  15.1 Lessee agrees to permit Lessor or Lessor's agents to inspect or examine the Demised Premises at any reasonable tine during business hours after reasonable notice (except in the event of an emergency). Lessor shall have the right to enter the Devised Premises and to exhibit same to prospective tenants and/or mortgagees, at reasonable times and with reasonable frequency.

                                  ARTICLE XVI
                          Surrender of Demised Premises

                  16.1 Lessee covenants and agrees to deliver up and surrender to the Lessor possession of the Demised Premises upon expiration of this Lease, or its earlier termination as herein provided, broom-clean and in as good condition and repair as the same shall be at the commencement of the tern of this Lease, ordinary wear and tear excepted.

                  16.2 On Lessor's written direction and at Lessor's option, Lessee shall at Lessee's expense remove all property of Lessee and repair all damage to the Demised Premises caused by such removal and restore the Demised Premises to the condition in which they were prior to the installation of the articles so removed. Ally property not so removed at the expiration of the term hereof and as to which Lessor shall have not made said election, shall be deemed to have been abandoned by Lessee and may be retained or disposed of by Lessor, as Lessor shall desire. Lessee's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

                                  ARTICLE XVII
                                    Utilities

                  17.1 Lessee covenants and agrees to pay for all utility services rendered or furnished to the Demised Premises, including air conditioning, heat, water, gas, electricity, sewage treatment facilities and the like, together with all taxes levied or other charges for such utilities.

                                  ARTICLE XVIII
                            Assignment and Subletting

                  18.1 For purposes hereof, a sale of stock or transfer of partnership or beneficial interests shall be deemed an "assignment".

                  18.2 Lessee agrees not to assign or in any manner transfer this Lease or any interest in this Lease without the previous written consent of Lessor, and not to sublet the Devised Premises or any part of the Demised Premises or allow anyone to use or to come in with, through or under it without like consent, which consent will not be withheld unreasonably. In no event may Lessee assign or otherwise transfer this Lease or any interest in this Lease at any time while in default thereunder. One such consent will not be deemed a consent to any subsequent assignment, subletting, occupation, or use by any other person. Lessee may, however, assign this Lease to a corporation with which it may merge or consolidate, to any parent or subsidiary of Lessee or a corporation with which it may merge or consolidate, to any parent or subsidiary of Lessee or subsidiary of Lessee's parent, or to a purchaser of substantially all of Lessee's assets if the assignee has assets and creditworthiness substantially equal to or greater than Lessee and if assignee has assets and creditworthiness substantially equal to or greater than Lessee and if the assignee executes an agreement required by Lessor assuming Lessee's obligations. The acceptance of rent from an assignee, sub-lessee or occupant will not constitute a release of Lessee from any further performance of the obligations of Lessee contained in this Lease. In the event of any assignment or sublease of all or any portion of the Demised Premises where the rental or other consideration reserved in the sublease or by the assignment exceeds the rental or prorata portion of the rental as the case may be, for such space reserved in this Lease, Lessee agrees to pay Lessor monthly, as additional rent, on the Rent Day, the excess of the rental or other consideration reserved in the sublease or assignment over the rental reserved in this Lease applicable to the subleased/assigned space. Lessee acknowledges that Lessor selected Lessee in part on the basis of Lessee's proposed use and occupation of the Demised Premises, and agrees that Lessor nay withhold consent to any proposed sublease or assignment if the sub-lessee's or assignee's business or proposed use of the Demised Premises would be physically injurious to the Building.

                  18.3 Lessor and Lessee agree that any one of the following factors, or any other reasonable factors, or any other reasonable factor, will be reasonable grounds for Lessor deciding upon the Lessee's request to assign or sublet:

                  (a) Financial strength of the supposed sublessee/assignee must be at least equal to that of the existing Lessee.

                  (b) Business reputation of the proposed sublessee/assignee must be in accordance with generally acceptable commercial standards.

                  (c) Use of the Demised Premises by the proposed sublessee/assignee must ha substantially similar to the use permitted by this Lease.

                  (d) Use of the Demised Premises by the proposed sublessee/assignee will not violate or create any potential violation of any laws; and

                  (e) Use of the Demised Premises will not violate any other agreements affecting the Demised Premises.

                  18.4 The approval by Lessor of a proposed sublease or assignment as provided herein shall not release Lessee or Guarantors from the obligations of "Lessee" under this Lease.

                                   ARTICLE XIX
                                  Condemnation

                  19.1 If seventy-five percent (75%) of more of the Building's net rentable area is condemned or taken in any manner (including, without limitation, any conveyance in lieu thereof) for any public or quasi-public use, the Term shall cease and terminate as of the date title is vested in the condemning authority. If twenty-five percent (25%) but less than seventy-five percent (75%) of the Building's net rentable area is so condemned or taken, with the result that Lessee's business is significantly and adversely affected thereby, or if such a portion of the parking area is so condemned or taken that the number of parking spaces remaining are less than the number required by applicable :zoning or other code for the Building, then either Lessor or Lessee may terminate this Lease as of the date title is vested in the condemning authority by written notice to the other.

                  19.2 If this Lease is not terminated following such a condemnation or taking, Lessor, as soon as reasonably practicable after such condemnation or taking and the determination and payment of Lessor's award on account thereof, shall expend as much as may be necessary of the net amount which is awarded to Lessor and released by Lessor's mortgagee, if any, in restoring, to the extent originally constructed by Lessor (consistent, however, with zoning :Laws and building codes then in existence), so much of the Building as was originally constructed by Lessor to an architectural[ unit as nearly like its condition prior to taking as shall be practicable. Should the net amount so awarded to Lessor be insufficient to cover the costs of restoring the Building, in the reasonable estimate of Lessor, Lessor may, but shall have no obligation to, supply the amount of such insufficiency and restore the Building to such an architectural unit, with all reasonable diligence, or Lessor may terminate this Lease by giving notice to Lessee not later than a reasonable time after Lessor has determined the estimated net amount which may be awarded to Lessor and the estimated cost of such restoration.

                  19.3 If this Lease is not terminated pursuant to Section 19.2, the minimum Rent payable by Lessee shall be reduced in proportion to the reduction in net rentable area of the Building by reason of the condemnation or taking. If this Lease is terminated pursuant to Section 19.1, the Minimum Rent and other charges which are the obligation of Lessee hereunder shall be apportioned and prorated accordingly as of the date of termination.

                  19.4 The whole of any award or compensation for any portion of the Demised Premises taken, condemned or conveyed in lieu of taking or condemnation shall be solely the property of and payable to Lessor. Nothing herein to the contrary contained shall be deemed to preclude Lessee from seeking, at its own cost and expense, an award from the condemning authority for loss of its business, the value of any trade fixtures or other personal property of Lessee in the Demised Premises or moving expenses, provided that the award for such claim or claims shall not be in diminution of the award made to Lessor.

                                   ARTICLE XX
                              Default and Remedies

                  20.1 The following events shall be deemed to be events of default by Lessee under this Lease: (a) Lessee shall fail to pay any Rental or other sums payable by Lessee hereunder, as and when such Rental or other sums become due and payable, or Lessee shall fail to comply with any other term, provision, condition or covenant of this Lease; (b) Lessee shall desert or vacate any substantial portion of the Demised Premises; (c) any petition shall be filed by or against Lessee or any guarantor of Lessee's obligations under this Lease under any section or chapter of the present or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof, or Lessee or any guarantor of Lessee's obligations under this Lease shall be adjudged bankrupt or insolvent in proceedings filed under any section or chapter of the present or any future Federal Bankruptcy Code or under any similar law or statute of the United States or any state thereof; (d) Lessee or any guarantor of Lessee's obligations under this Lease shall become insolvent or make a transfer in fraud of creditors; (e) Lessee or any guarantor of this Lease shall make an assignment for the benefit of creditors, or (f) a receiver or trustee shall be appointed for of Lessee (or any Lessee (or any guarantor) or any of the assets guarantor).

                  20.2 Upon occurrence of any event of default, Lessor shall have the option to do any one or more of the following upon providing Lessee seven (7) days notice and opportunity to cure any monetary default, or seven (7) days notice and opportunity to commence cure and diligently pursue said cure of any nonmonetary default, in addition to and not in limitation of any other remedy permitted by, law or by this Lease.

                  (a) Terminate this Lease, in which event Lessee shall immediately surrender the Demised Premises to Lessor, but if Lessee shall fail so to do, Lessor ray without notice and without prejudice to any other remedy Lessor may have, enter upon and take possession of the Demised Premises and expel or remove Lessee and its effects without being liable to prosecution or any claim for damages therefor; and Lessee agrees to indemnify Lessor for all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Demised Premises or otherwise, including any loss of rental for the remainder of the Term.

                  (b) Declare the entire amount of the total Minimum Rental which would have become due and payable during the remainder of the Term of this Lease to be due and payable immediately, in which event Lessee agrees to pay the same to Lessor at once, it being agreed that such payment shall constitute payment in advance of the total Minimum Rental stipulated for the remainder of the Tern. The acceptance by Lessor of the payment of such rent shall not constitute a waiver of any default then existing or thereafter occurring hereunder.

                  (c) Enter upon and take possession of the Demised Premises as the agent of Lessee without being liable to prosecution or any claim for damages therefor, and Lessor may relet the Demised Premises as the agent of Lessee and receive the rent therefor, in which event Lessee shall pay to Lessor on demand the cost of renovating, repairing and altering the Demised Premises for a new lessee or lessees and any deficiency that nay arise by reason of such reletting; provided, however, that Lessor shall have no duty to relet the Demised Premises and the failure of Lessor to relet the Demised Premises shall not release or affect Lessee's liability for rent or for damages.

                  (d) Lessor may do whatever Lessee is obligated to do by the provisions of this Lease and may enter the Demised Premises without being liable to prosecution or any claim for damages therefor, in order to accomplish this purpose. Lessee agrees to reimburse Lessor immediately upon demand for any expenses which Lessor may incur in thus effecting compliance with this Lease on behalf of Lessee, and Lessee further agrees that Lessor shall not be liable for any damages resulting to Lessee from such action, whether caused by the negligence of Lessor or otherwise.

         Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other :remedies provided by law, it being understood and agreed that Lessor shall have all rights and remedies available under Florida law.

                  20.3 No act or thing done by Lessor or its agents during the Term hereof shall be deemed an acceptance of an attempted surrender of the Demised Premises, and no agreement to accept a surrender of the Demised Premises shall be valid unless made in writing and signed by Lessor. No re-entry or taking possession of the Demised Premises by Lessor shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Lessee. Notwithstanding any such reletting or re-entry or taking possession, Lessor may at any time thereafter elect to terminate this Lease for a previous default. Lessor's acceptance of rent following an event of default hereunder shall not be construed as

Lessor's waiver of such event of default. No waiver by Lessor of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default.

                  20.4 No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver be in writing signed by Lessor. The rights granted to Lessor in this Lease shall be cumulative of every other right or remedy which Lessor may otherwise have! at law or equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

                                   ARTICLE XXI
                               Mortgagee Approval

                  21.1 If any lending institution with which Lessor has negotiated or may negotiate interim or long-term financing for the Demised Premises does not approve the financial or credit rating of Lessee for purposes of such financing, or if any such lending institution shall require a change or changes (but not any changes in the rent to be paid by Lessee or the term hereof) in this Lease as a condition of its approval of this Lease for such financing, and if within thirty (30) days after notice from Lessor (a) Lessee fails or refuses to supply or execute assurances and/or guarantees which are stated by Lessor as indicated to be necessary to procure the approval of Lessee's financial and credit rating by such lending institutions, or (b) Lessee fails or refuses to execute with Lessor the amendment or amendments to this Lease accomplishing the change or changes which are stated by Lessor to be needed in connection with approval of this Lease for purposes of such financing, Lessor shall have the right to cancel this Lease at any time prior to the commencement of Lessee's Work. In the event of cancellation by Lessor hereunder, this Lease shall be and become null and void with no further liability or obligation on the party of either party hereto.

                                  ARTICLE XXII
               Estoppel Certificate, Attornment and subordination

                  22.1 This Lease is subject and subordinate to each and every ground or underlying lease heretofore or hereafter made by Lessor (all of the foregoing collectively being the "Superior Leases") and. to each and every trust indenture and mortgage (collectively the "Mortgages") which may now or hereafter affect the Demised Premises, and to all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made! thereunder. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under a Superior Lease, or trustee or mortgagee of a Mortgage. In confirmation of such subordination, however, Lessee shall execute promptly any certificate with respect thereto that Lessor may request and Lessee hereby irrevocably constitutes and appoints Lessor as Lessee's attorney-in-fact to execute any such certificate or certificates for and on behalf of

Lessee. However, should any lessor under such Superior Lease or any mortgagee under any such Mortgage request that this Lease be made superior, rather than subordinate, to any such Superior Lease and/or Mortgage, then Lessee, within ten
(10) days following Lessor's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to Lessor and such lessors or mortgagees) effectuating such priority. Lessee covenants and agrees that, except as expressly provided herein, neither Lessor nor Lessee shall do anything that would constitute a default under any Superior Lease or Mortgage, or omit to do anything that Lessee is obligated to do under the terms of this Lease so as to cause Lessor to be in default under any Of the foregoing.

                  22.2 Without limiting the generality of the foregoing, it is understood and agreed that in the event of any conflict between the provisions of this Lease and the provisions of any document (collectively, the "Bond Documents") evidencing or securing the $1,736,000 Broward County, Florida Industrial Development Revenue Bonds (Prestige Cosmetics Project), Series 1994 for the benefit of Broward County, Florida and/or First National Bank of Florida as Trustee and/or First Union National Bank of Florida, the Bond Documents shall govern and control.

                  22.3 From time to time, within seven (7) days next following Lessor's request, Lessee shall deliver to Lessor a written statement executed and acknowledged by Lessee, in form satisfactory to Lessor, (a) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (b) setting forth the date to which the Minimum Rent, additional rent and other charges hereunder have been paid,
(c) stating whether or not, to the best knowledge of Lessee, Lessor is in default under this Lease, and, if Lessor is in default, setting forth the specific nature of all such defaults, (d) certifying that construction of the Demised Premises has been completed, (e) certifying that Lessee has accepted possession of the Demised Premises, and (f) as to any other matter reasonably requested by Lessor. Lessee acknowledges that any statement delivered pursuant to this Section 22.2 may be relied upon by any purchaser or owner of the Demised Premises, or by any mortgages of a Mortgage, or by any lessor under any superior Lease.

                  22.4 Neither this Lease nor any notice thereof may recorded in any public records without the prior written consent of Lessor. Upon the request of Lessor, Lessee agrees to execute a short form of this Lease which nay be recorded in Lessor's sole discretion.

                                  ARTICLE XXIII
                                  Holding Over

                  23.1 If Lessee shall remain in possession of all or any part of the Demised Premises after the expiration of the term of this Lease or any renewal thereof, with the consent of Lessor, then Lessee shall be deemed a Lessee of the Demised Premises from month-to-month at the same rental and subject to all of the terms and provisions hereof, except only as to the terms of this Lease; provided, however, that the rent payable during such period as Lessee shall continue to hold the Demised Premises or any part thereof shall be at twice the highest annual rate of Minimum Rent and additional rent heretofore paid during the term or any renewal of this Lease.

                                  ARTICLE XXIV
                                 Quiet Enjoyment

                  24.1 Lessor covenants and agrees that if Lessee pays the Minimum Rent and all charges herein provided and performs all of the covenants and agreements herein stipulated to be provided on the Lessee's part, Lessee shall, at all times during said term, have the peaceable and quiet enjoyment and possession of the Demised Premises without any manner of hindrance from Lessor or any persons lawfully claiming through Lessor, except as to such portion of the Demised Premises as shall be taken under the power of eminent domain.

                                   ARTICLE XXV
                                 LANDLORD'S LIEN

                  25.1 Lessor shall have the benefit of all "landlord's liens" and similar rights afforded to landlords under the provisions of Florida statutes and case law.

                                  ARTICLE XXVI
                                  Reimbursement

                  26.1 All terms, covenants and conditions herein contained, to be performed by Lessee, shall be performed at its sole expense and if Lessor shall pay any sum of money or do any act which requires the payment of money, by reason of the failure, neglect or refusal of Lessee to perform such term, covenant, or condition, the sum of money so paid by Lessor shall be payable by Lessee to Lessor along with and on the due date of the next succeeding installment of rent without any prior demand therefor and without any deduction or setoff whatsoever. All such documents so advanced by Lessor shall bear interest at the maximum legal rate from the date advanced until date paid.

                                  ARTICLE XXVII
                               Titles of Articles

                  27.1 The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this instrument.

                                 ARTICLE XXVIII
                                     Notices

                  28.1 Any notice, request, demand, approval, consent or other communication which Lessor or Lessee may be required to give to the other Party shall be in writing and shall be either hand-delivered or mailed by certified mail, return receipt requested, to the other Party at the address specified on Page One hereof, or to the Demised Premises if such communication is to the Lessee, or to such other address as either Party shall have designated to the other pursuant to this provision, and the time of the rendition of such communication shall be deemed conclusively to be the date of hand-delivery of the date of mailing, as the case may be.

                                  ARTICLE XXIX
                               Definition of Terms

                  29.1 "Lease Year", as used herein, means in the first instance the twelve (12) month period commencing with the first day of the fourth calendar month next succeeding the Commencement Date. Thereafter "Lease Year" shall mean each succeeding twelve (12) month period beginning on the anniversary date of the commencement of first Lease Year. "Partial Lease Year" shall mean any period prior to the first Lease Year or any period subsequent to the last complete Lease Year thereof.

                  29.2 As used in this Lease and when required by the context, each number (singular or plural) shall include all numbers, and each gender shall include all genders; and unless the context otherwise requires, the word "person" shall include corporation, firm or association".

                  29.3 "Term" shall mean the period of time specified under
Article II of this Lease.

                                   ARTICLE XXX
                       Invalidity of Particular Provisions

                  30.1 If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall no be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                  ARTICLE XXXI
                               Provisions Binding

                  31.1 Except as herein otherwise expressly provided, the terns and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of the Lessor and Lessee. Each term and each provision of this Lease to he performed by the Lessee shall be construed to be both an independent covenant and a condition. The reference contained herein to successors and assigns of Lessee is not intended to constitute a consent to assignment by Lessee, but as reference only to those instances in which Lessor., may have given written consent to a particular assignment pursuant to the terms of this Lease.

                                  ARTICLE XXXII
                             Relationship of Parties

                  32.1 Nothing contained in this Lease shall be deemed or construed b@, the Parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between lessor and Lessee, it being expressly understood and agreed that neither the computation of rent nor any other provisions contained in this Lease nor any act or acts of the Parties hereto shall be deemed to create any relationship between Lessor and Lessee other than the relationship of landlord and tenant.

                                 ARTICLE XXXIII
                                    Brokerage

                  33.1 Lessee covenants, warrants and represents to Lessor that no broker was instrumental in consummating this Lease and that no conversation or prior negotiations were had by Lessee with any broker concerning the renting of the Demised Premises. Lessee agrees to protect, indemnify, save and keep harmless the Lessor against and from all claims, loss, cost, damage or expense, including attorneys, fees, arising out of or from any claims for brokerage commissions or finder's fees resulting from any conversation or negotiations had by Lessee with any broker or other person other than the Lessor's sale and leasing personnel.

                                  ARTICLE XXXIV
                               Hazardous Materials

                  34.1 Lessee shall not cause or permit any "Hazardous Material,, to be brought upon, kept, or used in or about the Demised Premises by Lessee, its agents, employees, contractors or invitees. If Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Demised Premises caused or permitted by Lessee results in contamination of the Demised Premises, then Lessee shall indemnify, defend and hold Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of usable space or of any amenity of the Demised Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the lease term as a result of such contamination. This indemnification of Lessor by Lessee includes, without limitation, costs incurred in connection with any investigation or site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Material on the Demised Premises caused or permitted by Lessee results in any contamination of the Demised Premises, Lessee shall promptly take all actions at its sole expense as are necessary to return the Demised Premises to the condition existing prior to the introduction of any such Hazardous Material to the Demised Premises; provided that Lessor's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-tern effect on the Demised Premises.

                           34.2 As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Florida or the United states Government. The term "Hazardous Material, includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under appropriate state law provisions], (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 51321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. S6901 et seq. (42 U.S.C. ss.6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq. (42 U.S.C. ss.9601) , or (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. ss.6991 et seq.

                           34.3 This indemnity shall survive the expiration or termination of this Lease.

                                  ARTICLE XXXV
                                  Force majeure

                  35.1 Lessor shall be excused in the performance of any of Lessor's obligations hereunder or in the delivery of the Demised Premises as provided herein when delayed, hindered or prevented from so doing by any cause or causes beyond Lessor's control, which shall include, without limitation, all delays caused by Lessee, labor disputes, riots, civil commotion or insurrection, war or war-like operations, invasion, rebellion, military or- usurped power, sabotage, governmental restrictions, regulations or controls, inability to obtain any materials, services or financing, fire or other casualties, or acts of God. If as a result of any such events, Lessor shall be unable to exercise any right or option within any time limit provided therefor in this Lease, such time limit shall be deemed extended for a period equal to the duration of such event.

                                  ARTICLE XXXVI
                                    No Waiver

                  36.1 The failure of Lessor to enforce any provision of this Lease, or the failure of Lessor to exercise any right, option, or remedy hereby reserved shall not be construed as a waiver for the future of any such provision, right, option or remedy or a waiver of a subsequent breach thereof. The consent or approval by Lessor of any act by Lessee requiring Lessor's consent or approval shall not be construed to waive or render unnecessary the requirement for Lessor's consent or approval of any subsequent similar act by Lessee. The receipt by Lessor of rent with knowledge of a breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver shall be in writing signed by Lessor. No payment by Lessee or receipt by Lessor of a lesser amount than the rents and/or charges then unpaid, nor shall any endorsement or statement on any





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

check or any letter accompanying any check or payment by Lessee be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rents and/or other charges due, or Lessor may pursue any other remedy provided herein, and no waiver by Lessor in favor of any other lessee or occupant of the Industrial Park shall constitute a waiver in favor of the Lessee herein.

                                 ARTICLE XXXVII
                             Entire Agreement, Etc.

                  37.1 This Lease, including any exhibits, riders and/or addenda attached thereto, sets forth the entire agreement between the Parties. All prior conversations or writings between the Parties hereto or their representatives are merged herein and extinguished. This Lease shall not be modified except by a writing subscribed to by all Parties, nor may this Lease be cancelled by Lessee or the Demised Premises surrendered except with the written consent of Lessor, unless otherwise specifically provided herein. The submission by Lessor to Lessee of this Lease in draft from shall be deemed submitted solely for Lessee's consideration and not for acceptance and execution. Such submission shall have no binding force or effect, shall not constitute an option for the leasing of the premises herein described, or confer any rights or constitute an option for the leasing of the premises herein described, or confer any rights or impose any obligations upon either Party. The submission by Lessor of this Lease for execution by Lessee and the actual execution and delivery thereof by Lessee to Lessor shall similarly have no binding force and effect unless and until Lessor shall have executed this Lease and a duplicate original thereof shall have been delivered to Lessee. If any provision contained in any rider or addenda hereto is inconsistent with any printed provisions of this Lease, the provision contained in such rider or addenda shall supersede such printed provision.

                                 ARTICLE XXXVIII
                               Waiver of Liability

                  38.1 Anything contained in this Lease to the contrary notwithstanding, Lessee agrees that Lessee (and all parties claiming through Lessee) shall look solely to the estate and property of the Lessor in the Demised Premises for the collection of any judgment (or other judicial process) requiring the payment of money by Lessor in the event of any default or breach by Lessor with respect to any of the terms and provisions of this Lease to be observed and/or performed by Lessor, subject, however, to the prior rights of any ground or underlying lessors or the holder of any mortgage covering the Demised Premises, and no other assets of the Lessor shall be subject to levy, execution or other judicial process for the satisfaction of Lessee's claim. In the event Lessor conveys or transfers its interest in the Demised Premises or in this Lease, except as collateral security for a loan, upon such conveyance or transfer Lessor (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any covenants and obligations on the part of the Lessor to be performed hereunder from and after the date of such conveyance or transfer, provided that any amounts then due and payable to lessee by Lessor (or by the then grantor or transferor) for Lessee under any provision of this Lease, shall either be paid or assured by the grantee or transferee, it being intended hereby that the covenants and obligations on the part of the Lessor to be performed hereunder shall, subject as aforesaid, be binding on Lessor, its successors and assigns only during and in respect of their respective periods of ownership of an interest in this Lease. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Lessor and Lessee that the Lessor's interest hereunder and in the Demised Premises shall be subject to the imposition of an equitable lien or otherwise.

                                  ARTICLE XXXIX
                                Corporate Lessee

                  39.1 If Lessee is or will be a corporation, the persons exec ting this Lease on behalf of Lessee shall supply Lessor with evidence acceptable to Lessor that Lessee is duly incorporated and authorized to do business in the State of Florida; and that the persons executing this Lease on behalf of Lessee are officers of such Lessee, and that they as such officers are duly authorized to sign and execute this Lease. If not already filed, Lessee shall also execute and file a certificate of registered agent and office with the Secretary of State of Florida within thirty (30) days after the execution and delivery of this Lease; and a copy of such certificate shall be delivered to Lessor.

                                   ARTICLE XL
                             [INTENTIONALLY DELETED]

                                   ARTICLE XLI
                                      Radon

         RADON GAS: RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES,. MAY PRESENT HEALTH RISK TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

                                  ARTICLE XLII
                              Miscellaneous Matters

                  42.1 Lessee shall promptly pay to Lessor all costs and expenses of collection, including a reasonable attorneys' fee, with respect to any part of the rent and other charges and sums of money herein reserved or required by Lessee to be paid and met, which may be sustained or incurred by Lessor, after the date the same, or any portion thereof, becomes due; and Lessee further agrees to pay all reasonable costs and expenses, including a reasonable! attorneys, fee, which may be sustained or incurred by Lessor in or about the enforcement or declaration of any of the rights or- remedies of Lessor or obligations of Lessee, whether arising under this Lease or granted, permitted or imposed by law or otherwise. In any litigation between Lessor and Lessee, the prevailing party shall be entitled to reasonable court costs and attorneys" fees.

                  42.2 Lessor shall not be liable to Lessee for failure to enforce or for violation of any of the rules and regulations or the breach of any covenant or condition by any other occupant of the Industrial Park.

                  42.3 Anything in this Lease to the contrary notwithstanding, the term "Lessor" shall be limited to mean and include only the then owner of the Demised Premises. At the tine of execution hereof, Lessor is the fee simple owner of the Demised Premises.

                  42.4 Anything in this Lease to the contrary notwithstanding, any judgment obtained against Lessor in connection. with this Lease or the subject matter hereof shall be limited solely to Lessor's interest in the Demised Premises and shall be absolutely non-recourse with respect to Lessor personally (including, if applicable any general partners of Lessor) and all other assets of Lessor.

                  42.5 Any floor plan or other plan, drawing or sketch which is attached to or made a part of this Lease, is used solely for the purpose of a reasonably approximate identification and location of the Demised Premises, and any markings, measurements, dimensions or notes of any kind contained therein (other than the outline of the Demised Premises as an approximate identification and location thereof) have no bearing with respect to the terms and conditions of this Lease and are not to be considered a part of this Lease.

                  42.6 This Lease, or a memorandum thereof, may be recorded only at the direction of Lessor. In the event Lessor desires any such recordation, Lessee shall cooperate with Lessor and execute all documents with respect thereto that Lessor deems appropriate.

         IN WITNESS WHEREOF, the Lessor and Lessee have cause this Lease to be signed on the date first above written.

WITNESSES:                                LESSOR:

                                          C & C GENERAL PARTNERSHIP, a Florida
                                          general partnership


------------------------------
Name:                                     By:
                                             -----------------------------------
                                             Name:
                                             Title
------------------------------
Name:                                                 LESSEE: [CORP SEAL]


                                          LANCETTI COSMETICS CORPORATION, a
                                          Florida corporation
------------------------------
Name:                                     By:
                                             -----------------------------------
                                             Name:
                                             Title
------------------------------
Name:





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